UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture Plaza, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2025, Mobix Labs, Inc. (the “Company”) received two delinquency notification letters (the “Notices”) from the Listing Qualifications Staff (the “Staff”) of Nasdaq stating that the Company was not in compliance with the minimum bid price requirement and the market value of listed securities requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires companies listed on the Nasdaq Capital Market to maintain a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”). Nasdaq Listing Rule 5550(b)(2) requires companies listed on the Nasdaq Capital Market to maintain a minimum market value of listed securities (“MVLS”) of at least $35 million (the “MVLS Requirement”). The Notices stated that, as of their date, the bid price of the Company’s Class A Common Stock, par value $0.00001 per share (“Common Stock”) was below $1.00 per share and the Company’s MVLS was below $35 million, in each case for 30 consecutive business days. The notifications of noncompliance have no immediate effect on the listing or trading of the Company’s Common Stock.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until October 27, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement.

To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180-day compliance period. If the Company is not in compliance with the Minimum Bid Price Requirement by October 27, 2025, the Company may qualify for a second 180 calendar day compliance period.

To regain compliance with the MVLS Requirement, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days during the 180-day compliance period.

If the Company does not qualify for, or fails to regain compliance with the Minimum Bid Price Requirement during the second 180 day compliance period, or if the Company is not in compliance with the MVLS Requirement by October 27, 2025, then the Staff will provide written notice to the Company that its securities are subject to delisting, at which point the Company would have an option to appeal the delisting determination, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.

If the Company regains compliance with the Minimum Bid Price Requirement or MVLS Requirement, Nasdaq will provide the Company with written confirmation and will close the respective matter.

The Company intends to actively monitor the closing bid price of its Common Stock and its MVLS and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement and MVLS Requirement. There can be no assurance that the Company will be able to regain compliance with the Nasdaq listing requirements.

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For example, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or MVLS Requirement or otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to the risks and uncertainties set forth under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” disclosures contained in Mobix Labs’ Securities and Exchange Commission (“SEC”) filings, including its Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, its Annual Report for the year ended September 30, 2024 and any subsequent SEC filings. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and the Company does not undertake any duty to update these forward-looking statements, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Date: May 2, 2025	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
	Title:	President / Chief Financial Officer / Secretary